UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2012

BLACKWATER MIDSTREAM CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51403	26-2590455
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

660 LaBauve Drive
Westwego, LA		70094
(Address of Principal Executive Offices)		(Zip Code)

(504) 340-3000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

x	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement.

On June 29, 2012, Blackwater Midstream Corp., a Nevada corporation (the “Company”), Blackwater Midstream Holdings LLC, a Delaware limited liability company (“Parent”) and Blackwater Acquisition Sub, Inc., a Nevada corporation (“Merger Sub”) and a subsidiary of Parent, entered into an Agreement and Plan of Merger (“Merger Agreement”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, and in accordance with Chapter 92A of the Nevada Revised Statutes, it is anticipated that Merger Sub be merged with and into the Company (the “Merger”), with the Company surviving that merger (the “Surviving Corporation”).  The consummation of the Merger is subject to certain closing conditions, including approval by the Company’s stockholders.

The Merger Agreement provides that once the Articles of Merger are filed with the Nevada Secretary of State and the Merger becomes effective (“Effective Time”), each share of common stock of the Company issued and outstanding immediately prior to the Effective Time (other than (i) any shares held by the Company or any direct or indirect wholly-owned subsidiary of the Company, (ii) any shares held by Parent or Merger Sub, and (iii) any shares as to which dissenters’ rights have been properly exercised) will be converted automatically into and thereafter represent the right to receive $0.64 in cash (the “Merger Consideration”).

In connection with the Merger Agreement and in accordance with the terms of the Company’s 2008 Incentive Plan (“Stock Purchase Plan”), each option or other award to purchase shares (each, a “Company Stock Option”) granted under the Stock Purchase Plan, whether vested or unvested, that is outstanding upon approval of the Merger by the Company’s stockholders will become fully vested and, at the Effective Time, cancelled and converted into the right to receive from the Surviving Corporation an amount in cash in U.S. dollars equal to the product of (x) the total number of shares subject to such Company Stock Option and (y) the excess, if any, of the amount of the Merger Consideration over the exercise price per share subject to such Company Stock Option (or if there is not any such excess, zero) less such amounts as are required to be withheld or deducted.  Each award of restricted shares will vest in full upon approval of the Merger by the Company’s stockholders, and be treated like a share with the right to receive the Merger Consideration less such amounts as are required to be withheld or deducted.

The Company also has two outstanding issues of convertible promissory notes, one dated October 15, 2009 and the other dated March 31, 2010 (together, the “Notes”) which, upon a change of control, are convertible to common shares of the Company at the rate of $0.40 per share.  Each Note holder will be provided the opportunity to convert his or her respective Note(s) prior to the Closing (as defined in the Merger Agreement), and must provide the Company with written notice of his or her intent to convert at least 5 business days prior to Closing.  Except as otherwise agreed in writing by the Company and Parent and the applicable holder, all amounts outstanding at the Effective Time under the Notes will be paid in full, unless such Note holder has provided timely written notice of his intent to convert.  In the event a holder elects to convert and provides timely written notice thereof, at the Effective Time, his or her Note(s) will convert into such number of shares obtained by dividing the total amount owed under his or her Note(s) by $0.40, and each such share will be cancelled in exchange for the Merger Consideration ($0.64 per share) less such amounts as are required to be withheld or deducted.  If any Notes are not converted to shares, payment to the holder of such Notes in respect of any amounts owing under such Notes will be made by check or wire transfer within three business days following the Effective Time.

At the Effective Time, each share of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of the Surviving Corporation and, in addition to any Remaining Shares, as such term is used in the Merger Agreement, will constitute the only outstanding shares of capital stock of the Surviving Corporation.

Pursuant to the Merger Agreement, the Company agrees that neither it nor any Subsidiary of the Company nor any representative of the Company will directly or indirectly initiate or solicit alternative acquisition proposals from third parties or provide non-public information to and enter into discussions or negotiations with third parties regarding alternative proposals. However, these restrictions are subject to customary “fiduciary out” provisions which allow the Company, under certain circumstances, to provide information to and participate in discussions and engage in negotiations with third parties with respect to any unsolicited proposals that the Company’s Board of Directors has determined is, or would reasonably be expected to result in a Superior Proposal, as such term is defined in the Merger Agreement.

The Merger Agreement contains customary representations, warranties and covenants of the parties.  The Company has agreed to operate its business in the ordinary course, and has also agreed to refrain from certain activities.  The Merger Agreement also contains certain termination rights, including for the Company if its Board of Directors changes its recommendation to its stockholders in connection with a Superior Proposal (as defined in the Merger Agreement).  Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay a two million dollar ($2,000,000) termination fee plus expenses to Parent.  In addition, the Merger Agreement contains an obligation for Parent to pay a two million dollar ($2,000,000) reverse termination fee to the Company in the event of termination by Parent under certain circumstances.  The Company or Parent may terminate the Merger Agreement if the Merger is not completed by November 30, 2012 and under other customary circumstances.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.  The Merger Agreement has been attached to provide investors with information regarding its terms.  It is not intended to provide any other factual information about the Company.

Section 8.01 Other Events.

On June 29, 2012, the Company issued a press release announcing it had entered into a definitive agreement to be acquired by an affiliate of ArcLight Capital Partners, LLC. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Concurrently with the execution of the Merger Agreement, the Company, Parent, Merger Sub and members of the Board of Directors and officers of the Company entered into voting agreements pursuant to which such stockholders have agreed, subject to certain terms, to vote their respective shares in favor of approval of the Merger Agreement.  A copy of the Voting Agreement with executed signature pages is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

In addition, certain members of management of the Company have entered into rollover commitment agreements wherein they have committed to contribute shares to Parent immediately prior to the Effective Time in exchange for units of Parent.

Additional Information and Where to find it.

This Current Report on Form 8-K is neither an offer to purchase nor a solicitation of an offer to sell securities.  Additional information regarding the interests of such participants will be included in the proxy statement to be filed with the SEC in connection to the proposed merger when it becomes available.  BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THOSE OTHER MATERIALS CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTION.  Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by the Company at http://www.blackwatermidstream.com or by contacting the Company by mail at 660 LaBauve Drive Westwego, LA 70094, or by telephone at (504) 340-3000. The proxy statement and other materials (when available) may also be found at the Security and Exchange Commission’s website, www.sec.gov.

The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed Merger.  INFORMATION REGARDING THE EXECUTIVE OFFICERS AND DIRECTORS OF THE COMPANY WILL BE INCLUDED IN THE PROXY STATEMENT DESCRIBED ABOVE.  Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be, to the extent required, contained in the proxy statement and other relevant materials to be filed with the SEC regarding the proposed Merger.

Cautionary Statement Regarding Forward-Looking Statements

The information in the presentation includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to prospective acquisitions or anticipated future results.  Forward-looking statements relate to expectations or forecasts of future events. Blackwater Midstream Corp. does not assume the obligation to update any forward-looking statement.  Many factors could cause actual results to differ materially from Blackwater Midstream Corp.’s forward-looking statements, including market forces, economic factors, the availability of capital and credit, current and future competition and other uncertainties.  For further details about these and other factors that may impact the forward-looking statements, see Blackwater Midstream Corp.’s Securities and Exchange Commission filings, including the "Risk Factors" in the Annual Report on Form 10-K.  This discussion and analysis should be read in conjunction with our unaudited consolidated financial statements and related notes included in our Quarterly Report on Form 10-Q as of December 31, 2012, and our audited financial statements and notes included in our Annual Report on Form 10-K as of and for the year ended March 31, 2012.  For more information, please reference our website at www.BlackwaterMidstream.com

Item 9.01 Financial Statements and Exhibits.

Exhibits:

Exhibit No.	Exhibit Description
2.1	Agreement and Plan of Merger dated as of June 29, 2012, by and among the Company, the Parent and the Merger Sub.

99.1	Press Release issued June 29, 2012

99.2	Voting Agreement by and between Parent and certain shareholders of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 3, 2012

BLACKWATER MIDSTREAM CORP.
a Nevada corporation

By: /s/	Donald St. Pierre
Donald St. Pierre
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description
2.1	Agreement and Plan of Merger dated as of June 29, 2012, by and among the Company, the Parent and the Merger Sub.

99.1	Press Release issued June 29, 2012.

99.2	Voting Agreement by and between Parent and certain shareholders of the Company.